EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FIRST QUARTER 2022 RESULTS

Net Sales Growth of 21.7% and Comparable Sales Growth of 23.7% vs. Q1 FY2021

Gross Profit Growth of 24.6% and Gross Margin increase of 170bps vs. Q1 FY2021

Quincy, MA – June 8, 2022 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the first quarter ended April 30, 2022.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “The first quarter exceeded our expectations driven by strong customer response to our assortment and continued execution of our disciplined operating model. As our loyal customer returns to her pre-pandemic lifestyle and events, she is turning to J.Jill to outfit her for these experiences, and we are delighted to deliver the quality and value she expects from the brand. We are well positioned to deliver against our objectives for this year while continuing to navigate a dynamic macro environment.”

For the first quarter ended April 30, 2022:

•
Total net sales for the thirteen weeks ended April 30, 2022 were up 21.7% to $157.1 million compared to $129.1 million for the thirteen weeks ended May 1, 2021.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, increased by 23.7%.
•
Direct to consumer net sales were down 1.8% compared to the first quarter of fiscal 2021 driven by lower levels of markdown sales and represented 46.4% of sales.
•
Gross profit was $109.5 million compared to $87.8 million in the first quarter of fiscal 2021. Gross margin was 69.7% compared to 68.0% in the first quarter of fiscal 2021. The year over year gross margin increase was driven by strong full price selling and reduced promotions which more than offset approximately 250bps of freight expense due to supply chain disruption.
•
SG&A was $85.6 million compared to $79.1 million in the first quarter of fiscal 2021. In comparing the first quarter of fiscal 2022 to fiscal 2021, SG&A benefited from $0.3 million of lower non-recurring and other one-time expenses. Excluding the non-recurring and other one-time costs from both periods, SG&A as a percentage of total net sales was 54.6% compared to 61.2% in the first quarter of fiscal 2021.
•
Income from operations was $23.9 million compared to $8.7 million in the first quarter of fiscal 2021. Adjusted Income from Operations*, which excludes non-recurring items, adjustments for costs to exit retail stores as well as impairment charges was $23.8 million compared to $8.8 million in the first quarter of fiscal 2021.
•
Interest expense was $4.5 million compared to $4.8 million in the first quarter of fiscal 2021.
•
During the first quarter of fiscal 2021, the Company recorded $20.8 million of non-cash charges associated with mark-to-market adjustments for the outstanding warrants and an embedded derivative associated with the Company’s Priming term loan. No such mark-to market adjustments exist in fiscal 2022.
•
During the first quarter of fiscal 2022, the Company recorded an income tax provision of $5.0 million compared to $1.4 million in the first quarter of fiscal 2021 and the effective tax rate was 25.8% compared to (8.2%) in the first quarter of fiscal 2021.
•
Net income was $14.4 million compared to net loss of $18.3 million in the first quarter of fiscal 2021.
•
Net Income per Diluted Share was $1.02 compared to a net loss of $1.89 in the first quarter of fiscal 2021 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the first quarter of fiscal 2022 was $1.02 compared to $0.20 in the first quarter of fiscal 2021.

•
Adjusted EBITDA* for the first quarter of fiscal 2022 was $31.3 million compared to $16.9 million in the first quarter of fiscal 2021. Adjusted EBITDA margin* for the first quarter of fiscal 2022 was 19.9% compared to 13.1% in the first quarter of fiscal 2021
•
The Company closed 4 stores in the first quarter of fiscal 2022 and ended the quarter with 249 stores.

Balance Sheet Highlights

•
The Company ended the first quarter of fiscal 2022 with $40.8 million in cash and $35.5 million of total availability under its revolving credit agreement.
•
Inventory at the end of the first quarter of fiscal 2022 increased 6.6% to $63.2 million compared to $59.3 million at the end of the first quarter of fiscal 2021.
•
The Company plans to explore a refinancing of its outstanding term loan credit facilities with the objective to decrease the total size of the facility and extend the maturity.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

For the second quarter of fiscal 2022, the Company expects revenues to grow between 1.0% and 3.0% compared to the second quarter of fiscal 2021, and for Adjusted EBITDA to be in the range of $31.0 million and $33.0 million.

For fiscal 2022, the Company continues to expect total capital expenditures to be between $15.0 million and $18.0 million and up to 10 net store closures, including the 4 store closures in the first quarter.

Conference Call Information

A conference call to discuss first quarter 2022 results is scheduled for today, June 8, 2022, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 330-3391 or (646) 960-0845 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 2289963 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (647) 362-9199. The pin number to access the telephone replay is 2289963. The telephone replay will be available until Wednesday, June 15, 2022.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through 249 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.
•
Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items. We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets; the impact of the COVID-19 epidemic on the Company and the economy as a whole; post-pandemic changes in customer behavior and the timeline of economic recovery; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
Net sales	$157,069	$129,086
Costs of goods sold	47,606	41,260
Gross profit	109,463	87,826
Selling, general and administrative expenses	85,578	79,139
Operating income	23,885	8,687
Fair value adjustment of derivative	—	2,150
Fair value adjustment of warrants - related party (a)	—	18,646
Interest expense	3,658	4,346
Interest expense, net - related party	802	461
Income (loss) before provision for income taxes	19,425	(16,916)
Income tax provision	5,010	1,392
Net income (loss) and total comprehensive income (loss)	$14,415	$(18,308)
Net income (loss) per common share attributable to common shareholders
Basic	$1.04	$(1.89)
Diluted	$1.02	$(1.89)
Weighted average number of common shares outstanding
Basic	13,874,546	9,666,353
Diluted	14,171,082	9,666,353

(a)
The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from January 30, 2021 to May 31,2021.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	April 30, 2022	January 29, 2022
Assets
Current assets:
Cash	$40,839	$35,957
Accounts receivable	7,596	5,811
Inventories, net	63,216	56,024
Prepaid expenses and other current assets	27,135	25,456
Total current assets	138,786	123,248
Property and equipment, net	53,254	57,329
Intangible assets, net	78,830	80,711
Goodwill	59,697	59,697
Operating lease assets, net	132,899	130,744
Other assets	116	120
Total assets	$463,582	$451,849
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$46,535	$49,924
Accrued expenses and other current liabilities	49,281	48,853
Current portion of long-term debt	7,671	7,692
Current portion of operating lease liabilities	34,669	32,276
Total current liabilities	138,156	138,745
Long-term debt, net of discount and current portion	196,257	196,511
Long-term debt, net of discount and current portion - related party	6,407	5,605
Deferred income taxes	10,704	10,704
Operating lease liabilities, net of current portion	140,757	143,207
Other liabilities	1,619	1,731
Total liabilities	493,900	496,503
Commitments and contingencies
Shareholders’ Deficit
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 10,099,844 and 10,001,422 shares issued and outstanding at April 30, 2022 and January 29, 2022, respectively	100	100
Additional paid-in capital	209,668	209,747
Accumulated deficit	(240,086)	(254,501)
Total shareholders’ deficit	(30,318)	(44,654)
Total liabilities and shareholders’ deficit	$463,582	$451,849

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
Net income (loss)	$14,415	$(18,308)
Fair value adjustment of derivative	—	2,150
Fair value adjustment of warrants - related party (a)	—	18,646
Interest expense, net	3,658	4,346
Interest expense, net - related party	802	461
Income tax provision	5,010	1,392
Depreciation and amortization	6,713	7,576
Equity-based compensation expense (b)	742	443
Write-off of property and equipment (c)	92	86
Adjustment for costs to exit retail stores (d)	(243)	(719)
Impairment of long-lived assets (e)	108	—
Other non-recurring items (f)	—	852
Adjusted EBITDA	$31,297	$16,925
Net sales	$157,069	$129,086
Adjusted EBITDA margin	19.9%	13.1%

(a)
The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from January 30, 2021 to May 31, 2021.
(b)
Represents expenses associated with equity incentive instruments granted to our management and board of directors. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(c)
Represents the net gain or loss on the disposal of fixed assets.
(d)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Operating Income (Loss) to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021

Operating income	$23,885	$8,687
Adjustment for costs to exit retail stores (a)	(243)	(719)
Impairment of long-lived assets (b)	108	—
Other non-recurring items (c)	—	852
Adjusted income from operations	$23,750	$8,820

(a)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)
Represents impairment of long-lived assets related to leasehold improvements.
(c)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	April 30, 2022	May 1, 2021
Net income (loss) and total comprehensive income (loss)	$14,415	$(18,308)
Add: Income tax provision	5,010	1,392
Income (loss) before provision for income tax	19,425	(16,916)
Add: Fair value adjustment of derivative	—	2,150
Add: Fair value adjustment of warrants - related party (a)	—	18,646
Add: Adjustment for costs to exit retail stores (b)	(243)	(719)
Add: Impairment of long-lived assets (c)	108	—
Add: Other non-recurring items (d)	—	852
Adjusted income before income tax provision	19,290	4,013
Less: Adjusted tax provision (e)	4,900	1,292
Adjusted net income	$14,390	$2,721
Adjusted net income per share attributable to common shareholders (f)
Basic	$1.04	$0.28
Diluted	$1.02	$0.20
Weighted average number of common shares
Basic	13,874,546	9,666,353
Diluted (f)	14,171,082	13,791,298

(a)
The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from January 30, 2021 to May 31, 2021.
(b)
Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)
Represents impairment of long-lived assets related to leasehold improvements.
(d)
Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 25.4% for the first quarter of fiscal 2022 and 32.2% for the first quarter of fiscal 2021 to the adjusted loss before income tax provision (benefit).
(f)
The determination of the diluted shares in the Adjusted EPS calculation assumes the outstanding warrants will be converted into shares of common stock at the ratio caused by the antidilution provision of the warrant agreement for the Company choosing to issue additional shares to the Priming lenders on May 31, 2021 assuming the closing share price on the last trading day of the quarter of $8.90 per share.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Meredith Schwenk

J.Jill, Inc.

media@jjill.com

617-376-4399